Exhibit 1.1

Kinder Morgan Management, LLC

Underwriting Agreement

May 15, 2007

Kinder Morgan Management, LLC

Kinder Morgan Energy Partners, L.P.

Kinder Morgan, Inc.

500 Dallas Street, Suite 1000

Houston, Texas 77002

Ladies and Gentlemen:

Citigroup Global Markets Inc. (the “Underwriter”), understands that Kinder Morgan Management, LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell 5,700,000 shares representing limited liability company interests, registered on Registration Statement No. 333-102962, which shares include a purchase obligation of Kinder Morgan, Inc., a Kansas corporation (“KMI”), to purchase, under certain circumstances, the shares (such shares being hereinafter referred to as the “Purchased Securities”).

Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Company hereby agrees to sell and the Underwriter agrees to purchase, at a purchase price equal to $52.26 per share, the Purchased Securities.

The Underwriter will pay for such Purchased Securities upon delivery thereof at the offices of Bracewell & Giuliani LLP at 711 Louisiana Street, Suite 2300, Houston, Texas at 10:00 a.m. New York time on May 21, 2007.

In addition, at the option of the Underwriter, the Company proposes to issue and sell to the Underwriter an aggregate of not more than 855,000 additional shares (such 855,000 additional shares being hereinafter collectively referred to as the “Optional Securities”).

Upon written notice from the Underwriter given to the Company not more than 30 days subsequent to the Closing Date, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Purchased Securities.  Subject to the foregoing, the Company agrees to sell to the Underwriter the Optional Securities.  Such Optional Securities shall be purchased from the Company by the Underwriter only for the purpose of covering overallotments made in connection with the sale of the Purchased Securities.  No Optional Securities shall be sold or delivered unless the Purchased Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriter to the Company.  The Underwriter will pay for such Optional Securities upon delivery thereof at the offices of Bracewell & Giuliani LLP at 711 Louisiana Street, Suite 2300, Houston, Texas at 10:00 a.m. New York time on a date determined by the Underwriter which may be the Closing Date, but shall not be later than seven days after written notice of election to purchase Optional Securities is given.

All statements, requests, notices, communications and agreements hereunder shall be in writing, and if to the Company shall be delivered or sent by courier service, mail or facsimile transmission to it at 500 Dallas Street, Suite 1000, Houston, Texas 77002, Attention:  Kimberly A. Dang, Vice President and Chief Financial Officer, Facsimile No. (713) 495-2818; and if to the Underwriter shall be delivered or sent by courier service, mail or facsimile transmission to the Underwriter at Citigroup Global Markets Inc., Attention: General Counsel, Facsimile No. (212) 816-9712, 388 Greenwich Street, New York,  NY 10013.  Notice given by delivery or courier service shall be effective upon actual receipt.  Notice given by mail shall be effective upon actual receipt or, if not actually received, the third business day following deposit with the U.S. Post Office, first-class postage pre-paid and return receipt requested.  Notice given by facsimile transmission shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.

All the provisions contained in the document entitled Kinder Morgan Management, LLC Underwriting Agreement Standard Provisions dated the date hereof, a copy of which is attached to this letter, are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.  For purposes of this Agreement, including the attached Underwriting Agreement Standard Provisions, the term “Applicable Time” shall mean 4:30 p.m. (New York City time) on the date of this letter.

[Signature page follows]

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By:	/s/	Steven Escaler
	Name:	Steven Escaler
	Title:	Vice President

Agreed and Accepted:

KINDER MORGAN MANAGEMENT, LLC

By:	/s/	Kimberly A. Dang
	Name:	Kimberly A. Dang
	Title:	Vice President and Chief Financial Officer

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	Kinder Morgan G.P., Inc.,
its general partner

	By:	Kinder Morgan Management, LLC,
its delegate

		By:	/s/	Kimberly A. Dang
			Name:	Kimberly A. Dang
			Title:	Vice President and Chief Financial Officer

KINDER MORGAN, INC.

By:	/s/	Kimberly A. Dang
	Name:	Kimberly A. Dang
	Title:	Vice President and Chief Financial Officer

Schedule I

Pricing Information
and
Any Issuer General Use Free Writing Prospectuses

Number of Shares offered: 5,700,000  (plus over-allotment of 855,000)

Last reported sales price on the New York Stock Exchange on the date of this Agreement: $53.74

Kinder Morgan Management, LLC

Underwriting Agreement

Standard Provisions

May 15, 2007

Kinder Morgan Management, LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell certain of its shares representing limited liability company interests, which shares include a purchase obligation of Kinder Morgan, Inc., a Kansas corporation (“KMI”), to purchase, under certain circumstances, the shares (such shares together with the purchase obligation, the “Shares”), registered under the Securities Act of 1933, as amended (the “Securities Act”), as set forth in Section 3.

The Company is entering into that certain underwriting agreement that provides for the sale of Shares to the underwriter named therein (the “Underwriter”).  The standard provisions set forth herein are incorporated by reference into such underwriting agreement (the “Underwriting Agreement”).  The Underwriting Agreement, including the provisions hereof incorporated therein by reference, is herein referred to as this “Agreement.”

1.             Sale and Purchase of the Securities.  On the basis of the representations, warranties and agreements herein contained, the Company proposes to issue and sell the Shares.  All of the Shares will be purchased by the Underwriter for resale upon the terms of the offering determined herein.  The Shares so to be purchased in this offering are hereinafter referred to as the “Purchased Securities.”

2.             Payment and Delivery.  The closing of the purchase and sale of the Purchased Securities shall take place at the offices of Bracewell & Giuliani LLP at 711 Louisiana Street, Suite 2300, Houston, Texas, on the date or dates and at the time or times specified in this Agreement, each of which date and time may be postponed for not more than ten business days by agreement between the Company and the Underwriter (each such date and time of delivery and payment for the Purchased Securities is hereinafter referred to as the “Closing Date”), except that physical delivery of the Purchased Securities may be made by or on behalf of the Company through the offices of The Depository Trust Company (“DTC”) or any transfer agent.  Delivery by the Company of the Purchased Securities shall be made against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company.

Unless otherwise specified by the Underwriter, the Purchased Securities shall be registered in the name of Cede & Co. (“Cede”).  If the Underwriter in fact chooses to specify otherwise, the Purchased Securities shall be registered in such names and shall be in such denominations as the Underwriter shall request at least one full business day prior to the Closing Date and, if requested, shall be made available to the Underwriter for checking and packaging at least one full business day prior to the Closing Date.

3.             Securities Act Documents; Public Offering.  The Company, Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and KMI have prepared and filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act and the rules and regulations of the Commission thereunder (the “Rules”), a registration statement on Form S-3, including a prospectus, relating to the Shares, including the deemed offering of the i-units by the Partnership and the purchase obligation by KMI, and such registration statement has become effective.  Such registration statement referred to in the first paragraph of the Underwriting Agreement, including financial statements, exhibits and Incorporated Documents (as hereinafter defined), as amended to the date of this Agreement, is or are hereinafter referred to as the “Registration Statement;” any preliminary prospectus relating to the Purchased Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules, including any preliminary prospectus supplement thereto relating to the Purchased Securities is hereinafter referred to as the “Preliminary Prospectus;” the final prospectus relating to the Purchased Securities, including any prospectus supplement thereto relating to the Purchased Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules, is hereinafter referred to as the “Prospectus;” each “issuer free writing prospectus,” as defined in Rule 433 of the Rules (“Rule 433”), relating to the Purchased Securities that (i) is required to be filed with the Commission by the Partnership, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Purchased Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g), is hereinafter referred to as an “Issuer Free Writing Prospectus;” each Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to the Underwriting Agreement, is hereinafter referred to as an “Issuer General Use Free Writing Prospectus;” and each Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus is hereinafter referred to as an “Issuer Limited Use Free Writing Prospectus.”  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include all documents incorporated, or deemed to be incorporated, therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Securities Act (the “Incorporated Documents”).  For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (EDGAR), which EDGAR copy is substantially identical to the other copies of such material, except to the extent permitted by Regulation S-T.

The Company understands that the Underwriter proposes to make a public offering of the Purchased Securities, as set forth in and pursuant to the Prospectus.

4.             Representations and Warranties.

(a)           The Company, the Partnership, and, with respect to information regarding itself, KMI, represents and warrants to each Underwriter that:

(i)            At the time of initial filing of the Registration Statement, at the earliest time thereafter that the Company, the Partnership, KMI or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Purchased Securities and at the date hereof, each of the Company, the Partnership and KMI was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules).  Each of the Company, the Partnership and KMI has reasonable grounds to believe that it meets the requirements for the use of Form S-3 under the Securities Act;

(ii)           The Registration Statement, at the time it originally became effective, and at the deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the Rules, and the prospectus contained therein at such times and at the time it was filed, complied and will comply, and on the date of the Underwriting Agreement and the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any supplement to such prospectus is filed with the Commission, the Registration Statement, the Preliminary Prospectus, the Prospectus and any such amendment or supplement, respectively, comply and will comply, in all material respects with the applicable requirements of the Securities Act and the Rules; the Incorporated Documents, when they were or are filed with the Commission, conformed or will conform as of their respective dates in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations adopted by the Commission thereunder; (1) each part of the Registration Statement and any amendment thereto, at the time it became or becomes effective, and at the deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the Rules, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Prospectus and any amendment or supplement thereto, at the time it was filed or will be filed with the Commission pursuant to Rule 424 of the Rules, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (3) as of the Applicable Time, neither (x) any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Company’s prospectus dated October 5, 2005 (including the Incorporated Documents) relating to the Shares, the most recent Preliminary Prospectus, if any, filed or used prior to the Applicable Time, and the information included in Schedule I to the Underwriting Agreement, all considered together (collectively, the “Pricing Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Purchased Securities or until any earlier date that the Company notified or notifies the Underwriter, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any Incorporated Documents; except that the representation and warranty in this Section 4(a)(ii) does not apply to statements or omissions in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus (or in amendments or supplements to such documents) made in reliance upon information furnished in writing to any of the Company, the Partnership or KMI by the Underwriter expressly for use therein;

(iii)          The respective consolidated financial statements of the Company, KMI and the Partnership included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company, KMI and the Partnership (as applicable) and their respective consolidated subsidiaries as of the dates shown and their results of operations, partners’ capital or shareholders’ equity and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; any summary or selected financial data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein except as otherwise stated therein or in the notes thereto; and as to any pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;

(iv)          The Company, all of the shares of which that may vote for the election of directors are owned by Kinder Morgan, G.P., Inc., a Delaware corporation (the “General Partner”), is the delegate of the General Partner pursuant to that certain Delegation of Control Agreement among the General Partner, the Company, the Partnership and the Operating Partnerships dated as of May 18, 2001 (the “Delegation of Control Agreement”); and the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary limited liability company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, results of operations or business of the Company, its subsidiary, and the Partnership and its subsidiaries, taken as a whole (a “Company Material Adverse Effect”);

(v)           The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, with all necessary partnership power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect;

(vi)          KMI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kansas, with all necessary corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, results of operations or business of KMI and its subsidiaries, taken as a whole (a “KMI Material Adverse Effect”);

(vii)         All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests, as applicable, of each of the Partnership’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X, and Trailblazer Pipeline Company and TransColorado Gas Transmission Company (collectively, the “Partnership Significant Subsidiaries”), have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (B) with respect to any general partner interests) non-assessable, and are owned by the Partnership directly or indirectly through one or more wholly-owned subsidiaries or the General Partner.  All of such shares or interests owned directly or indirectly by the Partnership or the General Partner are owned, free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Pricing Disclosure Package and the Prospectus);

(viii)        All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests, as applicable, of each of KMI’s subsidiaries (other than the Partnership, its subsidiaries, and the Company) that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X, (collectively, the “KMI Significant Subsidiaries” and, together with the Partnership Significant Subsidiaries, the “Significant Subsidiaries”), have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), (B) with respect to any general partner interests, and (C) with respect to any interests in unlimited liability corporations) non-assessable, and are owned by KMI directly or indirectly through one or more wholly-owned subsidiaries.  All of such shares or interests owned directly or indirectly by KMI are owned, free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Pricing Disclosure Package and the Prospectus);

(ix)           Each of the Significant Subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership, general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a KMI Material Adverse Effect or a Company Material Adverse Effect, as applicable (a “Material Adverse Effect”);

(x)            The General Partner is the sole general partner of the Partnership and Kinder Morgan Operating L.P. “A,” a Delaware limited partnership (“OLP-A”), Kinder Morgan Operating L.P. “B,” a Delaware limited partnership (“OLP-B”), Kinder Morgan Operating L.P. “C,” a Delaware limited partnership (“OLP-C”), Kinder Morgan Operating L.P. “D,” a Delaware limited partnership (“OLP-D”), Kinder Morgan CO2 Company, L.P., a Texas limited partnership (“CO2”, and together with OLP-A, OLP-B, OLP-C, and OLP-D, the “Operating Partnerships”); the General Partner owns general partner interests in the Partnership and the Operating Partnerships; each such general partner interest is duly authorized by the Agreement of Limited Partnership of the Partnership, as amended and restated, or the agreement of limited partnership, as amended and restated, of the respective Operating Partnership, as the case may be, and was validly issued to or acquired by the General Partner; and the General Partner owns such general partner interests free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Pricing Disclosure Package and the Prospectus);

(xi)           The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; the General Partner is an indirect subsidiary of KMI; and the General Partner has all necessary corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(xii)          The Company has all necessary limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and each of the Partnership and KMI has all necessary partnership or corporate power and authority, as the case may be, to execute and deliver this Agreement and to issue and sell the corresponding i-units and the purchase obligation, respectively, as contemplated by this Agreement; and all action required to be taken by each of the Company, the Partnership, and KMI for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken;

(xiii)         The Purchased Securities and the corresponding i-units have been duly and validly authorized and when issued and delivered against payment therefor pursuant to this Agreement (or in the case of the i-units, the Prospectus) on the Closing Date, such Purchased Securities and i-units will be validly issued, fully paid and (except as required to the contrary by the Delaware LLC Act and the Delaware LP Act) non-assessable and will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Purchased Securities;

(xiv)        The execution, delivery and performance of this Agreement and the issuance and sale of the Purchased Securities by the Company, the issuance and sale of the i-units by the Partnership and the issuance of the purchase obligation by KMI, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries is a party or by which the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries is bound or to which any of the property of the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries is subject, except where any such foregoing occurrence will not prevent the consummation of the transactions contemplated herein or would not have an applicable Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company agreement, partnership agreement, certificate of incorporation, bylaws or other formation document, as the case may be, of the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries or any of the properties of any such entities, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries or any of the properties of such entities is required for the issuance and sale of the Purchased Securities by the Company, the issuance and sale of the i-units by the Partnership or the issuance of the purchase obligation by KMI, except such as have been obtained or made under the Securities Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or Blue Sky laws;

(xv)         Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which any of the Company, the Partnership, KMI or any of their respective subsidiaries is a party or of which any property of any of the Company, the Partnership, KMI or any of their respective subsidiaries is the subject which would be reasonably likely to, individually or in the aggregate, have an applicable Material Adverse Effect; and, to the Company’s and KMI’s knowledge, no such proceedings are threatened or contemplated;

(xvi)        Except as disclosed in the Pricing Disclosure Package and the Prospectus, none of either the Company, the Partnership, KMI or any of their respective subsidiaries has violated any federal or state law or regulation relating to the protection of human health or the environment, except for any violations and remedial actions as would not be reasonably likely to, individually or in the aggregate, have an applicable Material Adverse Effect;

(xvii)       Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus there has been no change, nor any development or event involving a prospective change that would have an applicable Material Adverse Effect;

(xviii)      Each of the Company, KMI, the Partnership, the General Partner and the Significant Subsidiaries owns or leases all properties as are necessary to the conduct of its operations as described in the Pricing Disclosure Package and the Prospectus, except where the failure to own or lease any of such properties would not, individually or in the aggregate, have an applicable Material Adverse Effect;

(xix)         Each of the Company, the Partnership and KMI is, and after giving effect to the offering and sale of the Purchased Securities and the i-units and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will be, exempt from regulation as an “investment company,” as defined in the Investment Company Act of 1940, as amended;

(xx)          None of the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries is involved in any labor dispute and, to the knowledge of the Company and KMI, no such dispute has been threatened, except for such disputes as would not, individually or in the aggregate have an applicable Material Adverse Effect;

(xxi)         To the Company’s knowledge, PricewaterhouseCoopers LLP, who has certified certain financial statements of each of the Company and its subsidiaries, the Partnership and its subsidiaries and KMI and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

(xxii)        The offering and sale of Purchased Securities, as contemplated by this Agreement, does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company (except as otherwise described in the Pricing Disclosure Package and the Prospectus); and except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or provided in the various employee or director stock-based benefit or compensation plans, there are no outstanding options or warrants to purchase any Purchased Securities, Shares or other securities of the Company;

(xxiii)       Since March 31, 2007, none of the Company, the Partnership, KMI, the General Partner or any of the Significant Subsidiaries has taken any action that is or was designed to or that has constituted or that might have reasonably been expected to cause or result in illegal stabilization or manipulation of the price of any security of the Company or any equity security of the Partnership to facilitate the offering of the Purchased Securities;

(xxiv)       Each of the Company, the Partnership and KMI maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by its respective principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the Company believes that its and the Partnership’s, and KMI believes that its, internal control over financial reporting is effective;

(xxv)        Since the date of the Company’s, the Partnership’s and KMI’s (as applicable) latest financial statements (audited or unaudited) incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no change in any such entity’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting;

(xxvi)       Each of the Company, the Partnership and KMI maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to each such entity and its consolidated subsidiaries is made known to the principal executive officer and principal financial officer of such entity by others within those entities; each such entity believes that such disclosure controls and procedures are effective in all material respects to provide reasonable assurance that information required to be disclosed in the reports it files under the Exchange Act is recorded, processed, summarized and reported as and when required; and

(xxvii)      None of the Company, the Partnership or KMI has distributed or, prior to the later to occur of the Closing Date and completion of the distribution of the Purchased Securities, will distribute any offering material in connection with the offering and sale of the Purchased Securities other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Underwriter has consented to the use thereof.

5.             Conditions of the Underwriter’s Obligations.  The obligations of the Underwriter hereunder to purchase and pay for the Purchased Securities are subject to the following conditions:

(a)           Upon the execution of this Agreement by the Company, the Partnership and KMI (or at such later time acceptable to the Underwriter) and on the Closing Date, the Underwriter shall have received from the independent accountants of the Company, the Partnership and KMI who have certified the financial statements of each of the Company, the Partnership and KMI and its subsidiaries included or incorporated by reference in the Registration Statement signed letters dated the respective dates of delivery, in form and substance satisfactory to the Underwriter.

(b)           No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act shall have been issued and no proceedings for such purpose shall be pending before or threatened by the Commission and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter.

(c)           (i) None of the Company, KMI the Partnership or their respective subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that could reasonably be expected to have an applicable Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package, there shall not have been any change, or any development involving a prospective change, in the limited liability company interests, partnership interests, capital stock, as applicable, or long-term debt of the Company, the Partnership, KMI or any of their respective subsidiaries that would constitute a material adverse change to either (A) the Company and its subsidiary and the Partnership and its subsidiaries taken as a whole, or (B) KMI and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of either (Y) the Company and its subsidiary and the Partnership and its subsidiaries taken as a whole, or (Z) KMI and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, in the case of either clause (i) or this clause (ii) other than as set forth in or contemplated by the Pricing Disclosure Package, if in the judgment of the Underwriter, any such change makes it impracticable or inadvisable to consummate the sale and delivery of the Purchased Securities by the Underwriter as contemplated in the Prospectus.

(d)           Subsequent to the execution of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension in trading in the Company’s or the Partnership’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of major hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the sale of and payment for the Purchased Securities on the terms and in the manner contemplated in the Prospectus.

(e)           The Company has obtained and delivered to the Underwriter executed copies of lock-up agreements satisfactory to the Underwriter from (i) the executive officers and directors of the Company, (ii) KMI and (iii) the General Partner.

(f)            The representations and warranties of the Company, the Partnership and KMI contained herein shall be true and correct on and as of the Closing Date and such parties shall have performed all covenants and agreements herein contained to be performed on their part at or prior to the Closing Date.

(g)           The Underwriter shall have received on the Closing Date certificates, dated the Closing Date, of the Chief Executive Officer, the President or any Vice President of the Company on behalf of itself, the Company or the General Partner on behalf of the Partnership, and KMI which shall certify on behalf of the Company, the Partnership and KMI, as applicable, and to the best of such officer’s knowledge after reasonable investigation that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose are pending before or threatened by the Commission, (ii) the representations and warranties of the Company, the Partnership and KMI, respectively, contained herein are true and correct on and as of the Closing Date, (iii) each of the Company, the Partnership and KMI, respectively, has performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date, (iv) each of (A) the Company and its subsidiary and the Partnership and its subsidiaries, and (B) KMI and its subsidiaries have not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would reasonably be expected to have an applicable Material Adverse Effect, other than as set forth in or contemplated by each of the Pricing Disclosure Package and the Prospectus, and (v) since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any change, or any development involving a prospective change, in the limited liability company interests, partnership interests, capital stock or long-term debt of the Company, the Partnership, KMI or any of their respective subsidiaries that would constitute a material adverse change to either (A) the Company and its subsidiary and the Partnership and its subsidiaries, taken as a whole, or (B) KMI and its subsidiaries, taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of either (A) the Company and its subsidiary and the Partnership and its subsidiaries, taken as a whole, or (B) KMI and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, other than as set forth in or contemplated by the Pricing Disclosure Package.

(h)           The Underwriter shall have received on the Closing Date from Bracewell & Giuliani LLP, counsel for the Company, the Partnership, and KMI, an opinion, dated the Closing Date, substantially to the effect as set forth in Schedule I hereto.

(i)            The Underwriter shall have received on the Closing Date from counsel for the Underwriter an opinion in form satisfactory to the Underwriter, dated the Closing Date, with respect to the Company, the Partnership, KMI, the Purchased Securities and this Agreement as well as such other related matters as the Underwriter may reasonably request.  Such opinion shall include language substantially to the effect of the penultimate paragraph of Schedule I hereto.  The Company, the Partnership and KMI shall have furnished to counsel for the Underwriter such documents as they may reasonably request for the purpose of enabling them to render such opinion.

(j)            Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Partnership’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, nor shall there have been any public announcement, beyond what it had announced prior to the date of this Agreement, that any such organization has under surveillance or review its ratings of any debt securities or preferred stock of the Partnership (other than an announcement with positive implication of a possible upgrading, and no implication of a possible downgrading of such rating).

6.             Covenants.  Each of the Company, the Partnership and KMI covenants and agrees with the Underwriter as follows:

(a)           To advise the Underwriter promptly of any amendment or supplement of the Registration Statement or the Prospectus which is proposed to be filed and not to effect such amendment or supplement in a form to which the Underwriter reasonably objects.

(b)           To furnish to the Underwriter and to the counsel for the Underwriter, one copy of the Registration Statement filed pursuant to EDGAR, including exhibits and Incorporated Documents, relating to the Shares in the form it became effective and of all amendments thereto, including exhibits; and to each such firm and counsel, copies of each Preliminary Prospectus and Prospectus and any amendment or supplement thereto relating to the Purchased Securities.

(c)           As soon as it is advised thereof, to advise the Underwriter of (i) the initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement or suspending the use of the Prospectus, (ii) receipt by it or any representative or attorney of it of any other communication from the Commission relating to the Company, the Partnership, KMI, the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or (iii) suspension of qualification of the Purchased Securities for offering or sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company, the Partnership and KMI will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement or the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, and if any such order is issued, to obtain as soon as possible the lifting thereof.

(d)           To deliver to the Underwriter, without charge, as many conformed copies of the Registration Statement (excluding exhibits but including the Incorporated Documents), the Preliminary Prospectus, the Prospectus and each Issuer General Use Free Writing Prospectus and all amendments and supplements to such documents as the Underwriter may reasonably request.

(e)           During such period as a Prospectus is required by law to be delivered by the Underwriter or dealer, to deliver, without charge, to the Underwriter and dealers, at such office or offices as the Underwriter may designate, as many copies of the Prospectus and any amendment or supplement thereto as the Underwriter may reasonably request.

(f)            During the period in which copies of the Prospectus are to be delivered as provided in subsection (e) above, if any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any reason it shall be necessary during such same period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act or file any document which will be deemed an Incorporated Document in order to comply with the Exchange Act and the rules and regulations thereunder, forthwith to prepare, submit to the Underwriter, file with the Commission and deliver, without charge to the Underwriter either (i) amendments or supplements to the Registration Statement or Prospectus so that the statements in the Registration Statement or Prospectus, as so amended or supplemented, will not be misleading or (ii) such amendments, supplements or documents which will effect such compliance.  Delivery by the Underwriter of any such amendments or supplements to the Prospectus or documents shall not constitute a waiver of any of the conditions set forth in Section 5 hereof.

(g)           To retain in accordance with the Rules all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules; and if at any time after the date of the Underwriting Agreement any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, to notify the Underwriter and promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)           To make generally available to the Company’s shareholders, as soon as practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act.

(i)            To cooperate with the Underwriter in qualifying the Purchased Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Underwriter may reasonably request; provided that in no event shall the Company, the Partnership nor KMI be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Purchased Securities, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject.

(j)            Unless otherwise specified, to effect the listing of the Purchased Securities on the New York Stock Exchange prior to the Closing Date, subject to notice of issuance.

(k)           During the period of five years from the date hereof, to supply to the Underwriter, if requested in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to its lenders or to the holders of any class of its securities registered under Section 12 of the Exchange Act and to furnish to the Underwriter a copy of each annual or other report it shall be required to file with the Commission.

(l)            To pay all of its own expenses incurred in connection with the performance of its obligations under this Agreement, and the Company will pay or cause to be paid, or reimburse or cause to be reimbursed if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all reasonable costs and expenses incident to the performance of the obligations of the Company, the Partnership and KMI under this Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing of this Agreement, (ii) the issuance, preparation and delivery of the Purchased Securities to the Underwriter, including the costs and expenses of any registrar, transfer agent and any agent thereof, including any reasonable fees and disbursements of counsel therefor, (iii) the registration or qualification of the Purchased Securities for offer and sale under the securities or “blue sky” laws of the various jurisdictions referred to in subsection (i) above, including the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and the preparation and printing of legal investment and preliminary and supplementary “blue sky” memoranda, (iv) the furnishing to the Underwriter of copies of the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and of the several documents required by this Section to be so furnished, including costs of shipping and mailing, (v) the listing of the Purchased Securities on any securities exchange, and (vi) the furnishing to the Underwriter of copies of all reports and information required by Section 6(k) above, including costs of shipping and mailing.  If a separate agreement exists among the Company, the Partnership and KMI which allocates such costs and expenses in a manner different from that set forth above, such agreement shall control as among the Company, the Partnership and KMI, but such agreement shall not modify the obligations of the Company to the Underwriter to cause the payment of costs and expenses as set forth above.

(m)          During the period beginning on the date of this Agreement and continuing to and including the date 45 days after the date of this Agreement, not to, directly or indirectly, without the prior written consent of the Underwriter, sell, offer to sell, contract to sell, hedge, pledge, grant an option to purchase, issue any instrument convertible or exchangeable for or representing the right to receive, otherwise dispose of Shares or common units or Class B Units of the Partnership or any securities substantially similar to Shares or common units or Class B Units of the Partnership, or enter into any derivative transaction with similar effect as a sale of Shares or common units or Class B Units of the Partnership; provided, however, that the foregoing restriction shall not apply to (i) the sale of Shares to the Underwriter pursuant to this Agreement, (ii) the acquisition of assets, businesses or the capital stock or other ownership interests of businesses by the Company or the Partnership in exchange for Shares or common units or Class B Units of the Partnership or securities substantially similar to, convertible into or exchangeable or exercisable for Shares or common units or Class B Units of the Partnership, (iii) the sale of i-units to the Company or (iv) the issuance of Shares or common units or Class B Units of the Partnership pursuant to any existing employee or director benefit plans, or option plans or compensation plans.

(n)           The Company agrees to purchase from the Partnership on the Closing Date a number of i-units equal to the number of Purchased Securities sold on the Closing Date.

7.             Indemnification.

(a)           Each of the Company, the Partnership and, with respect to information regarding itself, KMI, will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, to which the Underwriter may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company, the Partnership or KMI, as the case may be; and

(iii)          against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the indemnity set forth in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company, the Partnership or KMI by or on behalf of the Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the

Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus.

(b)           The Underwriter agrees to indemnify and hold harmless KMI, the Partnership, the General Partner, the Company, the directors of the General Partner and the Company, the directors of KMI, the officers of the Company and KMI who signed the Registration Statement, and each person, if any, who controls KMI, the Partnership, the General Partner or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company, the Partnership or KMI by or on behalf of the Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus.

(c)           Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party.  If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action; provided, however, that the indemnifying party shall pay the fees and expenses of separate counsel for the indemnified party if (i) the indemnifying party has agreed to pay such fees and expenses or (ii) counsel for the indemnifying party reasonably determines that representation of both the indemnifying party and the indemnified party by the same counsel would create a conflict of interest.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

8.             Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Partnership and KMI (taking into account the portion of the proceeds of the offering received by each), on the one hand and the Underwriter on the other hand from the offering of the Purchased Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Partnership and KMI on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Partnership and KMI on the one hand and the Underwriter on the other hand in connection with the offering of the Purchased Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Purchased Securities pursuant to this Agreement (before deducting expenses but after deducting the total underwriting commission received by the Underwriter) received by the Company and the total underwriting commission received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Purchased Securities as set forth on such cover.  The relative fault of the Company, the Partnership and KMI on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Partnership and KMI or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Partnership, KMI and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter; each director of KMI, the General Partner and the Company, each officer of KMI and the Company who signed the Registration Statement, and each person, if any, who controls KMI, the Partnership, the General Partner or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as KMI, the Partnership and the Company.

The respective obligations of the Company, the Partnership and KMI under this Section 8 shall be in addition to any liability which the Company, the Partnership or KMI may otherwise have.

9.             Termination.  This Agreement may be terminated by the Underwriter by notifying the Company at any time at or prior to the Closing Date, if any of the conditions specified in Section 5 hereof shall not have been fulfilled when and as required by this Agreement.

If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided herein, neither the Company, the Partnership, nor KMI shall be under any liability to the Underwriter and the Underwriter shall not be under any liability to the Company, the Partnership or KMI, except that (a) if this Agreement is terminated by the Underwriter because of any failure or refusal on the part of the Company, the Partnership or KMI to comply with the terms of this Agreement or because any of the conditions contained in Section 5 of this Agreement, other than Section 5(j) or Sections 5(d)(i), (iii), (iv) or (v), have not been met, the Company shall reimburse or cause to be reimbursed the Underwriter for all reasonable out-of-pocket expenses (including the reasonable fees and disbursement of their counsel) reasonably incurred by them and (b) if the Underwriter shall have failed or refused to purchase the Purchased Securities agreed to be purchased by it hereunder, without some reason sufficient hereunder to justify its cancellation or termination of its obligations hereunder, it shall not be relieved of liability to the Company, the Partnership and KMI for damages occasioned by its default.

10.           Absence of Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Purchased Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its affiliates may have interests that differ from those of the Company and (v) the Company has consulted its own legal advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

11.           Miscellaneous.  The reimbursement, indemnification and contribution agreements contained in Sections 6(l), 7 and 8 hereof and the representations, warranties, covenants and agreements of the Company, the Partnership and KMI in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any officer, director or controlling person of the Underwriter, or by or on behalf of the Company, the Partnership, KMI, or any controlling person of the Company, the Partnership, KMI, or any officer, director or controlling person of the Company or KMI, and (c) delivery of and payment for Purchased Securities under this Agreement.

This Agreement has been and is made solely for the benefit of the Underwriter, the Company, the Partnership, the General Partner, KMI and their respective permitted successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter, the Company, the Partnership, the General Partner, or KMI, and for the benefit of the directors and officers of the Company, the General Partner and KMI, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Purchased Securities merely because of such purchase.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

The Company, the Partnership, KMI and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Schedule I

Form of Opinion of Bracewell & Patterson, L.L.P.

to be delivered pursuant to Section 5(h)

(i)            Each of the Company, the Partnership, the General Partner and KMI is validly existing and in good standing as a limited liability company, limited partnership or corporation, as applicable, under the laws of its jurisdiction of formation or incorporation, as applicable, and each such entity has full limited liability company, partnership or corporate power and authority, as the case may be, to own its properties and to conduct its business as such business is described in the Prospectus, as amended or supplemented by the Prospectus Supplement;

(ii)           The Underwriting Agreement has been duly authorized, executed and delivered by the Company, for itself and, as delegate of the General Partner pursuant to the Delegation of Control Agreement, on behalf of the Partnership, and KMI;

(iii)          (a) The Purchased Securities delivered on the Closing Date have been duly authorized by the Company and, when issued and delivered against payment of the consideration therefor pursuant to the Underwriting Agreement, will be validly issued, fully paid and (except as affected by the Delaware LLC Act) nonassessable, (b) the Purchased Securities, the i-units, and the purchase obligation of KMI conform as to legal matters in all material respects to the descriptions thereof under the appropriate captions in the Prospectus and the Prospectus Supplement, (c) the Purchased Securities are approved for listing, subject to official notice of issuance, on the New York Stock Exchange, (d) to such counsel’s knowledge after due inquiry, the shareholders of the Company have no preemptive rights with respect to the Purchased Securities, (e) the i-units being purchased from the Partnership by the Company on the Closing Date have been duly authorized and, when issued and delivered as contemplated in the Agreement against payment of the consideration therefor will be validly issued, fully paid and (except as affected by the Delaware LP Act) nonassessable, and (f) to such counsel’s knowledge after due inquiry, the limited partners of the Partnership have no preemptive rights with respect to such i-units;

(iv)          To such counsel’s knowledge after due inquiry, except with respect to Class B units, or as disclosed in the Registration Statement or the Prospectus, as supplemented by the Prospectus Supplement, no person or entity has the right to require the registration under the Securities Act of Shares or Common Units or other securities of the Company or the Partnership in connection with the registration of the Purchased Securities, which right has not been waived; and except as described in the Registration Statement or the Prospectus, as supplemented by the Prospectus Supplement, or provided in various employee or director stock- or unit-based benefit or compensation plans, to such counsel’s knowledge after due inquiry, there are no agreements to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any Shares or Common Units to any person, nor any security or other instrument, except for the Class B units, that by its terms is convertible into, exercisable for or exchangeable for interests of the Partnership or the Company;

(v)           Counsel will confirm (a) such counsel’s opinion set forth in the Prospectus under the caption “Material Tax Considerations” and (b) that, based on the accuracy of the representations made by the Company and the General Partner and subject to the qualifications set forth therein, the discussion set forth in the Prospectus under such caption is a summary of the United States federal income tax matters described therein that is accurate in all material respects;

(vi)          The Registration Statement has been declared effective under the Securities Act; any filings of the Prospectus or the Prospectus Supplement required prior to the date of such opinion pursuant to Rule 424(b) under the Securities Act have been made in the manner and within the time period required by Rule 424(b); and, to such counsel’s knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the Commission;

(vii)         The Registration Statement and the Prospectus, as supplemented by the Prospectus Supplement, excluding the Incorporated Documents, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial or accounting data and information pertaining to natural resource reserves included therein or omitted therefrom, as to which such counsel need express no opinion) appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the Rules;

(viii)        The Incorporated Documents (other than the financial statements and supporting schedules and other financial or accounting data and information pertaining to natural resource reserves included therein or omitted therefrom, as to which such counsel need express no opinion) when they became effective (if incorporated by reference to another registration statement) or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the particular form under the Securities Act or the Exchange Act and the respective rules and regulations thereunder, as applicable; and, to such counsel’s knowledge after due inquiry, there are no documents that are required to be filed as exhibits to the Registration Statement or to any of the Incorporated Documents that are not so filed;

(ix)           The execution and delivery of the Underwriting Agreement and the consummation of the transactions therein contemplated will not (a) violate, or constitute a default under (or constitute an event that, with the giving of notice or lapse of time or both, would constitute such a default under), any of the terms or provisions of any indenture, mortgage, deed of trust or loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Company’s, the Partnership’s or KMI’s respective Annual Report on Form 10-K most recently filed with the Commission or to any Form 10-Q or Form 8-K of any such entity filed since the filing of such Annual Report on Form 10-K, (b) violate any provision of the certificate of formation or limited liability company agreement of the Company, the certificate of limited partnership or partnership agreement of the Partnership, or the charter or bylaws of the General Partner or KMI, (c) violate any existing obligation of the Partnership, the Company, KMI or the General Partner under any existing court or administrative order, judgment or decree of which such counsel has knowledge after due inquiry, or (d) violate any applicable provisions of the federal laws of the United States (based on the limitations set forth below), the laws of the State of Texas, the laws of the State of New York, the General Corporation Law of the State of

Delaware, the Delaware LP Act, the Delaware LLC Act or the Kansas General Corporation Code;

(x)            No consent, approval, authorization or order of, or filing with, any federal, Delaware or Texas court or governmental agency or body is required under federal or Texas law, the General Corporation Law of the State of Delaware, the Delaware LP Act, the Delaware LLC Act, the Kansas General Corporation Code or the laws of the State of New York, for the consummation by the Company, the Partnership and KMI of the transactions contemplated by the Underwriting Agreement in connection with the issue and sale of the Purchased Securities by the Company, except (a) as have been obtained under the Securities Act and the Rules, (b) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Purchased Securities by the Underwriter, and (c) such as the failure to obtain or make would not reasonably be expected, individually or in the aggregate, to have an applicable Material Adverse Effect;

(xi)           To such counsel’s knowledge after due inquiry, and other than as set forth in the Prospectus, as supplemented by the Prospectus Supplement, there is no legal or governmental proceeding pending or threatened against the Partnership, the General Partner, the Company, KMI or any Significant Subsidiary which would, individually or in the aggregate, reasonably be expected to have an applicable Material Adverse Effect; and

(xii)          None of the Company, the Partnership, nor KMI is subject to regulation as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may state that such opinion is limited to the relevant federal law of the United States of America, the law of the State of Texas, the law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware LP Act, the Delaware LLC Act and the Kansas General Corporation Code and that they render no opinion with respect to the state securities or blue sky laws of any jurisdiction or the law of any other jurisdiction.  Such counsel may note that they are not admitted to the practice of law in the States of Delaware or Kansas.  With respect to the opinion expressed in the first clause of paragraph (i), such counsel may state that they have relied exclusively on certificates of public officials.  With respect to paragraph (vii), such counsel may also state that they render no opinion with respect to the anti-fraud provisions of the federal securities laws.

Such counsel may state that whenever its opinion is based on factual matters that are “to its knowledge after due inquiry” or “of which it has knowledge after due inquiry” such counsel has, with your concurrence, relied to the extent such counsel deemed appropriate on certificates of officers (after the discussion of the contents thereof with such officers) of the Company (for itself and on behalf of the Partnership), the General Partner or KMI or certificates of others as to the existence or nonexistence of the factual matters upon which such opinion is predicated.  Such counsel shall state that it has no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

Such counsel may also state that, because the primary purpose of such counsel’s engagement was not to establish or confirm factual matters, financial or accounting matters or matters pertaining to natural resource reserves and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement, the Pricing Disclosure Package (as defined in Annex A) and the Prospectus or any amendment or supplement thereto, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto (except to the extent expressly set forth in clause (b) of paragraph (iii) above or in clause (b) of paragraph (v) above) and they have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid); that, without limiting the foregoing, they assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves included in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto, or the exhibits to the Registration Statement, and they have not examined the accounting, financial or other records from which such financial statements, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves contained therein were derived; and that, although certain portions of the Registration Statement have been included therein on the authority of “experts” within the meaning of the Securities Act, they are not experts with respect to any portion of the Registration Statement and any amendment thereto, including, without limitation, such financial statements, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves included therein.  Such counsel may further state that they did not participate in the preparation of the Incorporated Documents; however, they have participated in conferences with officers and other representatives of the Company, the Partnership, the General Partner, and KMI, representatives of the Company’s, the Partnership’s, and KMI’s respective auditors, and representatives of the Underwriter, including counsel for the Underwriter, at which the contents of the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto and related matters were discussed; and, based upon such participation and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the Company, the Partnership, the General Partner and KMI and upon representatives of the Underwriter, such counsel advises that no facts have come to their attention that have caused them to believe that the Registration Statement (except  for the financial statements, schedules and related data and other financial or accounting data, information pertaining to natural resource reserves or exhibits contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not comment), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Registration Statement, including any information included in the Prospectus which was omitted from such Registration Statement at the time it became effective but that is deemed to be part of and included in such Registration Statement pursuant to Rule 430B of the Rules (except in each case for the financial statements, schedules and related data and other financial or accounting data, information pertaining to natural resource reserves or exhibits contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not comment), at the effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the Rules, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto (except in each case for the financial statements, schedules and related data and other financial or accounting data, information pertaining to natural resource reserves or exhibits contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not comment), as of the date the Prospectus was first supplemented by a final prospectus supplement related to the Purchased Securities or as of the date of such opinion, or that the Pricing Disclosure Package at the Applicable Time (except in each case for the financial statements, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves or exhibits contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not comment), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel may state that its opinion is solely for the benefit of the Underwriter pursuant to Section 5(h) of the Underwriting Agreement, and may not be used or relied upon by the Underwriter in any other capacity or for any other purpose and may not be used or relied upon by any other person or entity for any purpose without such counsel’s express prior written authorization. Such counsel may state that except for the use permitted therein, such opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without such counsel’s express prior written authorization; that the opinion expressed therein is not an opinion with respect to matters of fact or a guarantee and should not be construed or relied on as such; that the opinion expressed therein is as of the date thereof, and such counsel expressly disclaims any responsibility to update such opinion after the date thereof; and that such opinion is strictly limited to the matters stated therein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated therein.

ANNEX A

Pricing Disclosure Package

1.             The Company’s prospectus dated October 5, 2005 (including the Incorporated Documents) relating to the Shares; and

2.             The information identified in Schedule I to the Underwriting Agreement or disclosures directly relating thereto or derived therefrom.

For purposes of determining the “Pricing Disclosure Package,” the information contained in the foregoing documents shall be considered together.  With respect to statements contained in the Pricing Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

A-1